UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RPC, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount previously paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing party: N/A
	(4)	Date Filed: N/A

RPC, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
2801 BUFORD HIGHWAY NE, SUITE 520, ATLANTA, GEORGIA 30329

TO THE HOLDERS OF THE COMMON STOCK:

PLEASE TAKE NOTICE that the 2015 Annual Meeting of Stockholders of RPC, Inc., a Delaware corporation (“RPC” or the “Company”), will be held at 2170 Piedmont Road, NE, Atlanta, Georgia, 30324 on Tuesday, April 28, 2015, at 12:30 P.M., or any adjournment thereof, for the following purposes:

1.	To elect the three Class II nominees identified in the attached proxy statement to the Board of Directors;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.	To vote on the stockholder proposal requesting that the Company issue a sustainability report, if properly presented at the meeting; and

4.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

The Proxy Statement dated March 20, 2015 is attached.

The Board of Directors has fixed the close of business on March 2, 2015 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Stockholders who do not expect to be present at the meeting are urged to complete, date, sign and return the enclosed proxy.  No postage is required if the enclosed envelope is mailed in the United States.

The Proxy Statement and 2014 Annual Report are available at http://www.astproxyportal.com/ast/26231/

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Linda H. Graham

Linda H. Graham, Secretary

Atlanta, Georgia
March 20, 2015

PROXY STATEMENT

This Proxy Statement and a form of proxy were first mailed to stockholders on or about March 20, 2015.  The following information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of the Stockholders to be held on April 28, 2015, is submitted by the Company to the stockholders in connection with the solicitation of proxies on behalf of the Company’s Board of Directors.

SOLICITATION OF AND POWER TO REVOKE PROXY

A form of proxy is enclosed.  Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors, in favor of ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, and against the stockholder proposal requesting that the Company issue a sustainability report.

A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if he so elects, by contacting either proxy holder, by timely submitting a later dated proxy changing his vote or by attending the meeting and voting in person.  However, a beneficial stockholder who holds his shares in street name must secure a proxy from his broker before he can attend the meeting and vote.

CAPITAL STOCK

The outstanding capital stock of the Company on March 2, 2015 consisted of 217,090,722 shares of Common Stock, par value $0.10 per share.  Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on March 2, 2015, the record date for determining stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.  In accordance with the General Corporation Law of the state of Delaware, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, with those nominees receiving the most votes being elected, and hence only votes for director nominees (and not abstentions) are relevant to the outcome.  In this case, the three nominees receiving the most votes will be elected.  The affirmative vote of a majority of a quorum of the Company’s outstanding shares of common stock present and entitled to vote at the meeting is required to approve the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year ending December 31, 2015, and approve the stockholder proposal requesting that the Company issue a sustainability report.  Abstentions will have the effect of a vote against such proposals. Broker non-votes will have no effect on such proposals.

There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement. It is expected that shares held of record by officers and directors of the Company, which in the aggregate represent approximately 73.5 percent of the outstanding shares of Common Stock, will be voted for the nominees for directors, and against the stockholder proposal requesting that the Company issue a sustainability report.

1

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The executives named in the Summary Compensation Table, and the name and address of each stockholder (or “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who owned beneficially five percent (5%) or more of the shares of Common Stock of the Company on March 2, 2015, together with the number of shares owned by each such person and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the directors and executive officers of the Company as a group (according to information received by the Company), are set out below:

	Amount		Percent of
	Beneficially		Outstanding
Name and Address of Beneficial Owner	Owned (1)		Shares

R. Randall Rollins	147,783,797	(2)	68.1
Chairman of the Board
2170 Piedmont Road, NE
Atlanta, Georgia 30324

Gary W. Rollins	150,941,849	(3)	69.5
Vice Chairman and Chief Executive Officer, Rollins, Inc.
2170 Piedmont Road, NE
Atlanta, Georgia 30324

Richard A. Hubbell	2,926,998	(4)	1.3
President and Chief Executive Officer
2801 Buford Highway, Suite 520
Atlanta, Georgia 30329

Linda H. Graham	948,659	(5)	**
Vice President and Secretary
2170 Piedmont Road, NE
Atlanta, Georgia 30324

Ben M. Palmer	638,599	(6)	**
Vice President, Chief Financial Officer and Treasurer
2801 Buford Highway, Suite 520
Atlanta, Georgia 30329

All Directors and Executive Officers as a group	159,623,913	(7)	73.5
(10 persons)

** Less than one percent

(1)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2)	Includes 3,377,514 shares of Company Common Stock held in two trusts of which he is Co-Trustee and as to which he shares voting and investment power. Also includes 701,750 shares of Company Common Stock held indirectly on account of his roles as a corporate fiduciary. Also includes 129,876,265 shares of the Company Common Stock held by RFPS Management Company II, L.P. of which RFA Management Company, LLC (“RFAM”), a Georgia limited liability company, is the general partner. The voting interests of RFAM are held by two revocable trusts, one of which each of Mr. Gary W. Rollins or Mr. R. Randall Rollins is the grantor and sole trustee. LOR, Inc. is the manager of RFAM. Also includes 11,292,525 shares of the Company Common Stock held by RFT Investment Company, LLC of which LOR, Inc. is the manager. Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. Also includes 1,228,400 shares of the Company Common Stock held by RFPS Investments II, L.P. of which RFAM is the general partner. Included herein are 277,500 shares of restricted stock awards for Company Common Stock. This also includes 253,577 shares of Company Common Stock held by his wife, as to which Mr. Rollins disclaims any beneficial interest. Mr. Rollins is part of a control group holding Company securities that includes Mr. Gary W. Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.

2

(3)	Includes 3,377,514 shares of the Company Common Stock held in two trusts of which he is Co-Trustee and as to which he shares voting and investment power. Also includes 701,750 shares of Company Common Stock held indirectly on account of his roles as a corporate fiduciary. Also includes 129,876,265 shares of the Company Common Stock held by RFPS Management Company II, L.P. of which RFAM is the general partner. The voting interests of RFAM are held by two revocable trusts, one of which each of Mr. Gary W. Rollins or Mr. R. Randall Rollins is the grantor and sole trustee. LOR, Inc. is the manager of RFAM. Also includes 11,292,525 shares of the Company Common Stock held by RFT Investment Company, LLC of which LOR, Inc. is the manager. Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. Also includes 1,228,400 shares of the Company Common Stock held by RFPS Investments II, L.P. of which RFAM is the general partner. Mr. Rollins is part of a control group holding Company securities that includes Mr. R. Randall Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.

(4)	Includes 277,500 shares of restricted stock awards for Company Common Stock.

(5)	Includes 89,850 shares of restricted stock awards for Company Common Stock.

(6)	Includes 166,950 shares of restricted stock awards for Company Common Stock.

(7)	Shares held in trusts as to which more than one officer and/or director are Co-Trustees or entities in which there is common ownership have been included only once. Includes 811,800 shares of restricted stock awards for Company Common Stock awarded and issued to all of the executive officers pursuant to the Company’s Stock Incentive Plans.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, Messrs. Gary W. Rollins, Richard A. Hubbell and Larry L. Prince will be nominated to serve as Class II directors.  The nominees for election at the 2015 Annual Meeting are all now directors of the Company. The directors in each class serve for a term of three years.  The director nominees will serve in their respective class until their successors are elected and qualified.  Six other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company’s Bylaws that provide for the election of directors for staggered terms, with each director serving a term of three years.  Unless authority is withheld, the proxy holders will vote for the election of each nominee named below.  Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors and recommended by the Nominating and Governance Committee, to fill such vacancy.

Director Qualifications

The name and age of each of our directors and each of the nominees, his or her principal occupation, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by each and the percentage of outstanding shares that ownership represents, all as of the close of business on March 2, 2015 (according to information received by the Company), other board memberships and the period during which he or she has served us as a director are set forth as follows:

3

Names of Directors	Principal Occupation (1)	Service as Director	Age	Shares of Common Stock (2)		Percent of Outstanding Shares

Names of Director Nominees

Class II (Current Term Expires 2015; New Term Will Expire 2018)

Gary W. Rollins(3)	Vice Chairman and Chief Executive Officer of Rollins, Inc. (consumer services).	1984 to date	70	150,941,849	(4)	69.5

Richard A. Hubbell	President and Chief Executive Officer of the Company; President and Chief Executive Officer of Marine Products Corporation (boat manufacturing).	1987 to date	70	2,926,998	(5)	1.3

Larry L. Prince	Retired Chairman of the Board of Directors of Genuine Parts Company (automotive parts distributor).	2009 to date	76	15,000		**

Names of Directors Whose Terms Have Not Expired

Class III (Term Expires 2016)

Linda H. Graham	Vice President and Secretary of the Company; Vice President and Secretary of Marine Products Corporation (boat manufacturing).	2001 to date	78	948,659	(6)	**

Bill J. Dismuke	Retired President of Edwards Baking Company (manufacturer of pies and pie parts).	2005 to date	78	7,593		**

James A. Lane, Jr.	Executive Vice President of Marine Products Corporation (boat manufacturing) and President of Chaparral Boats, Inc.	1987 to date	72	281,845		**

Class I (Term Expires 2017)

R. Randall Rollins (3)	Chairman of the Board of the Company; Chairman of the Board of Marine Products Corporation (boat manufacturing); Chairman of the Board of Rollins, Inc. (consumer services).	1984 to to date	83	147,783,797	(7)	68.1

Henry B. Tippie	Presiding Director of the Company; Chairman of the Board and Chief Executive Officer of Tippie Services, Inc. (management services); Chairman of the Board of Dover Downs Gaming & Entertainment, Inc. (operator of multi purpose gaming and entertainment complex); Chairman of the Board of Dover Motorsports, Inc. (operator of motor racing tracks).	1984 to date	88	2,252,277	(8)	1.0

James B. Williams	Retired Chairman of the Executive Committee, SunTrust Banks, Inc. (bank holding company)	1984 to date	81	303,750		**

** Less than one percent

4

(1)
Unless otherwise noted, each of the directors has held the positions of responsibility set out in this column (but not necessarily his or her present title) for more than five years.  In addition to the directorships listed in this column, the following individuals also serve on the Boards of Directors of the following companies: R. Randall Rollins: Dover Downs Gaming & Entertainment, Inc. and Dover Motorsports, Inc.; and Gary W. Rollins: Genuine Parts Company and Emory University.  All of the directors shown in the above table are also directors of Marine Products Corporation (“Marine Products” or “MPC”) and, with the exception of Messrs. Hubbell and Lane and Ms. Graham, are also directors of Rollins, Inc. (“Rollins”). Larry L. Prince formerly served as a Director of Crawford & Company, Equifax, Inc., SunTrust Banks, Inc. and Genuine Parts Company and James B. Williams formerly served as a Director of The Coca-Cola Company.

(2)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(3)	R. Randall Rollins and Gary W. Rollins are brothers.

(4)	See information contained in footnote (3) to the table appearing in Capital Stock section.

(5)	See information contained in footnote (4) to the table appearing in Capital Stock section.

(6)	See information contained in footnote (5) to the table appearing in Capital Stock section.

(7)	See information contained in footnote (2) to the table appearing in Capital Stock section.

(8)	Includes shares held by a wholly owned corporation that owns 2,277 shares.

Key Attributes, Experience and Skills of Directors

R. Randall Rollins was elected a Director of RPC in 1984.  Mr. Rollins has extensive knowledge of the Company’s business and industry serving over 30 years at the Company.  Mr. Rollins serves as Chairman of the Board of the Company.  He is also Chairman of the Board for Marine Products Corporation as well as Rollins, Inc. Mr. Rollins has been a Director of Dover Motorsports, Inc. since 1996 and a Director of Dover Downs Gaming & Entertainment, Inc. since 2002.  Mr. Rollins served as a Director of SunTrust Banks, Inc. from 1995 to 2004.

Richard A. Hubbell was elected a Director of RPC in 1987.  Mr. Hubbell has extensive knowledge of the Company’s business and industry serving over 30 years at the Company.  He has served as the Chief Executive Officer of the Company since 2003.  In addition, Mr. Hubbell serves as the President of the Company.  Mr. Hubbell is also the President, Chief Executive Officer and a Director of Marine Products Corporation.

Gary W. Rollins was elected a Director of RPC in 1984.  Mr. Rollins has extensive knowledge of the Company’s business and industry.  In addition, Mr. Rollins serves as the Vice Chairman and Chief Executive Officer of Rollins, Inc.  Mr. Rollins has been a Director of Marine Products since 2001 and as a Director of Rollins, Inc. since 1981.  Mr. Rollins has been a Director of Genuine Parts Company since 2005.

Henry B. Tippie was elected a Director of RPC in 1984.  Mr. Tippie brings extensive financial and management experience to our Board of Directors serving as Controller and Chief Financial Officer of Rollins, Inc. from 1953 to 1970.  Mr. Tippie has over 64 years of experience including being involved with publicly owned companies during the past 54 years in various positions including founder, CFO, CEO, President, Vice-Chairman and Chairman of the Board.  He is currently Chairman of the Board of Dover Downs Gaming & Entertainment, Inc. as well as Dover Motorsports, Inc. and is also a Director of Marine Products Corporation and Rollins, Inc.

James B. Williams was elected a Director of RPC in 1984.  Mr. Williams brings extensive financial and management experience to our Board of Directors serving over 30 years as a Director.  He retired in March 1998 as Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc., a bank holding company, which positions he had held for more than five years. He is a Director of Marine Products Corporation and Rollins, Inc. He previously served as a Director of The Coca-Cola Company.

Bill J. Dismuke was elected a Director of RPC in 2005.  Mr. Dismuke brings extensive financial, management and manufacturing experience to our Board of Directors. He served as a Senior Vice President of Rollins, Inc. for five years from 1979 until 1984.  He retired as President of Edwards Baking Company in 1995. Mr. Dismuke has also been a Director of Rollins, Inc. since 1984 and Marine Products Corporation since 2005.

5

Larry L. Prince was elected a Director of RPC in 2009.  Mr. Prince brings extensive management experience to our Board of Directors.  He served as the Chairman of the Executive Committee of the Board of Directors of Genuine Parts Company until his retirement in 2013.  He also served as Chairman of the Board of Genuine Parts Company from 1990 through February 2005 and as Chief Executive Officer from 1989 through August 2004.  Mr. Prince is also a Director of Rollins, Inc. and Marine Products Corporation.  Mr. Prince previously served as a Director of SunTrust Banks, Inc., Crawford & Company, Equifax, Inc. and John H. Harland Company.

James A. Lane, Jr. was elected a Director of RPC in 1984. Mr. Lane brings extensive financial, management and manufacturing experience to our Board of Directors.  He has held the position of President of Chaparral Boats, Inc. (formerly a subsidiary of RPC) since 1976. Mr. Lane has been Executive Vice President and a Director of Marine Products Corporation since 2001.

Linda H. Graham was elected a Director of RPC in 2001. Ms. Graham brings extensive management experience to our Board of Directors.  She has been the Vice President and Secretary of RPC since 1987.  She also serves as the Vice President and Secretary of Marine Products Corporation.  In addition, Ms. Graham serves as a Director of Marine Products Corporation.

Our Board of Directors recommends a vote “FOR” the nominees listed above.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. During fiscal year 2014, Grant Thornton LLP served as the Company’s independent registered public accounting firm. Representatives of Grant Thornton LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Although the Company is not required to seek ratification of this appointment, the Audit Committee and the Board of Directors believes that it is appropriate to do so.  If stockholders do not ratify the appointment of Grant Thornton LLP, the current appointment will stand, but the Audit Committee will consider the stockholder action in determining whether to retain Grant Thornton LLP as the Company’s independent registered public accounting firm.

Our Board of Directors recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year.

6

PROPOSAL 3: STOCKHOLDER PROPOSAL REQUESTING THAT THE COMPANY ISSUE A SUSTAINABILITY REPORT

A stockholder, Walden Asset Management, a division of Boston Trust & Investment Management Company, One Beacon Street, Boston, Massachusetts 02108, has informed the Company that it intends to present the following proposal at the Company’s Annual Meeting of Stockholders on April 28, 2015.  Walden Asset Management indicated in its proposal that it holds 27,100 shares of our common stock.  The proposal is co-filed by Friends Fiduciary Corporation and Missionary Oblates of Mary Immaculate.  The addresses and stockholdings of the co-filers will be furnished by the Company to any stockholder promptly upon the receipt of any oral or written request.

STOCKHOLDER PROPOSAL

SUSTAINABILITY REPORTING

RESOLVED

Shareholders request that RPC, Inc. issue a sustainability report describing the company’s environmental, social and governance (ESG) risks and opportunities including greenhouse gas (GHG) emissions reduction targets and goals.  The report should be available by year end 2015, prepared at reasonable cost, omitting proprietary information.

SUPPORTING STATEMENT

We believe tracking and reporting on ESG business practices makes a company more responsive to a transforming global business environment characterized by finite natural resources, changing legislation, and heightened public expectations for corporate accountability.  Reporting also helps companies better integrate and gain strategic value from existing sustainability efforts, identify gaps and opportunities, develop company-wide communications, recruit and retain employees, and receive feedback.

Support for and the practice of sustainability reporting continues to gain momentum:

(1)	In 2013, KPMG found that of 4,100 global companies 71% had ESG reports

(2)	The United Nations Principles for Responsible Investment initiative has more than 1,200 signatories with over $45 trillion of assets under management. These members seek ESG information from companies to be able to analyze fully the risks and opportunities associated with existing and potential investments.

(3)	Carbon Disclosure Project (CDP), representing 767 institutional investors globally with approximately $92 trillion in assets, calls for company disclosure on their Greenhouse Gas emissions and climate change management programs. Over two thirds of the S&P 500 now report to CDP.

Currently, RPC does not report on its sustainability efforts nor disclose GHG data.  RPC claimed in the 2014 proxy that it already sets “annual quality, health, safety and environmental targets for improvement,” and monitors performance. However, shareholders currently have no information with which to assess the validity and extent of this statement.  We believe that this is a serious gap.

Climate change is one of the most financially significant environmental issues currently facing RPC’s investors and customers.  Occupational safety and health, vendor and labor standards, waste and water reduction targets and product-related environmental impacts are particularly important ESG considerations in RPC’s sector. Not managing these properly could pose significant regulatory, legal, reputational and financial risks.

Competitors like Baker Hughes, Inc., Halliburton Company and Schlumberger offer shareholders important information through comprehensive sustainability reports and by responding to CDP.  C&J Energy, a more size-comparable competitor, has also begun to exhibit better ESG disclosure than RPC by aggregating their Quality, Health, Safety, and Environmental Policy, and other policies and commitments onto a “Responsibility” section of  their website.  By not reporting, we are concerned that RPC may be missing opportunities that larger peers are actively recognizing and lagging its peer group in terms of risk management.

7

We recommend that the report include a company-wide review of policies, practices, metrics, and goals related to ESG performance.  A Global Reporting Initiative (GRI) index could be a helpful checklist for guidance. The GRI Guidelines are the most widely used reporting framework, enabling companies to focus on their most important ESG issues.

THE COMPANY’S STATEMENT IN OPPOSITION TO PROPOSAL

Global Reporting Initiative (“GRI”) Guidelines are a lengthy, complex and often vague reporting framework, which would require us to conduct extensive and detailed scientific and technical analyses, invest significant amounts of time and financial resources, and potentially engage consultants with specialized expertise.  In addition, the proposed sustainability report would require us to collect, analyze and disclose certain information that we are not currently required to disclose pursuant to applicable laws, rules or regulations.

RPC has always been committed to ethical business practices and to compliance with the law in all aspects of our business, as stated in our Code of Business Conduct which is posted on our website. In addition, the Company has established an environmental management system that reviews and creates process and practices that minimize our impact on the environment, and conducts environmental audits of facilities to ensure compliance. We also set annual quality, health, safety and environment performance targets for improvement, and we monitor our performance.  The Company continually seeks products and processes such as low-toxicity additives, alternative fuel sources, and silica sand dust control that help conduct our operations in an environmentally responsible manner.  The Company is also dedicated to cultivating a safe environment and provides our employees with continual training on accident prevention, environmental protection, and current industry standards from certified trainers. The Company has achieved ISO 14001 environmental certification.

The proposal fails to articulate the burden on human resources or the considerable expense involved in preparing a sustainability report. After careful consideration of the stockholder proposal, the Board has concluded that preparation of a sustainability report would not result in effective or prudent utilization of our human and financial resources, and would not be in the best interest of our stockholders.  The amount of time, effort and resources required to produce such a sustainability report would divert significant resources that we believe could be better utilized in strengthening our business and creating value for our stockholders.

Required Vote

The affirmative vote of a majority of the Company’s shares of common stock present (or represented by proxy) and entitled to vote on the proposal is required to approve the stockholder proposal.  Abstentions will have the effect of a vote against the stockholder proposal, but broker non-votes will not be included in the vote calculation, which means they will not count as affirmative or negative votes.

Our Board of Directors recommends a vote “AGAINST” the stockholder proposal requesting that the Company issue a sustainability report.

8

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS COMMITTEES AND MEETINGS

Board Meetings

The Board of Directors met five times during the fiscal year ended December 31, 2014.  No director attended fewer than 75 percent of the aggregate of all Board meetings and meetings of committees on which he or she served during 2014.  Board members are encouraged to attend the Company’s Annual Stockholder Meetings and a majority of the Board members were in attendance at last year’s meeting.

The Board of Directors has an Audit Committee, a Compensation Committee, a Diversity Committee and a Nominating and Governance Committee.

Below is a summary of our committee structure and membership information.
Nominating &
	Audit	Compensation	Diversity	Governance	Executive
Committee Members	Committee	Committee	Committee	Committee	Committee
R. Randall Rollins (1)					Member
Henry B. Tippie (2)	Chair	Chair	Chair	Chair
Larry L. Prince (2)	Member	Member	Member	Member
James B. Williams (2)	Member	Member	Member	Member
Bill J. Dismuke (2)	Member
Gary W. Rollins					Member

(1)   Chairman of the Board of Directors

(2)   Financial Expert

Audit Committee

The Audit Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), Bill J. Dismuke, James B. Williams and Larry L. Prince, all of whom are independent as discussed below. The Audit Committee held five meetings during the fiscal year ended December 31, 2014, including a meeting to review the Company’s Form 10-K for the year ended December 31, 2013. The Board of Directors has determined that all of the Audit Committee members are independent as that term is defined by the rules of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). The Board of Directors has also determined that all of the Audit Committee members are “Audit Committee Financial Experts” as defined in the SEC rules. The Audit Committee meets with the Company’s independent registered public accountants, internal auditor, Chief Executive Officer and Chief Financial Officer to review the scope and results of audits and recommendations made with respect to controls over financial reporting and specific accounting and financial reporting issues. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as it deems necessary to carry out its duties. The Audit Committee charter is available on the Company’s website at www.rpc.net under the Governance section.

Compensation Committee

The Compensation Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), James B. Williams, and Larry L. Prince. It held two meetings during the fiscal year ended December 31, 2014. The function of the Compensation Committee is to set the base salary and cash based incentive compensation of all of the executive officers. The Compensation Committee also administers the Company’s Stock Incentive Plans. The Compensation Committee does not have a formal charter, and is not required to have one under the “controlled company” exemption under the NYSE rules, as described in the section titled “Director Independence and NYSE Requirements” below.

9

Diversity Committee

The Diversity Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), James B. Williams, and Larry L. Prince.  It held one meeting during the fiscal year ended December 31, 2014. The function of the Diversity Committee is to monitor compliance with applicable non-discrimination laws.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), James B. Williams, and Larry L. Prince, each of whom is independent, as discussed more fully under “Director Independence and NYSE Requirements.” The Committee was formed in 2002 pursuant to a resolution passed by the Board of Directors for the following purposes:

●	to recommend to the Board of Directors nominees for director and to consider any nominations properly made by a stockholder;

●	upon request of the Board of Directors, to review and report to the Board with regard to matters of corporate governance; and

●	to make recommendations to the Board of Directors regarding the agenda for Annual Stockholders’ Meetings and with respect to appropriate action to be taken in response to any stockholder proposals.

The Nominating and Governance Committee held one meeting during the fiscal year ended December 31, 2014.

Director Nominations

Under Delaware law, there are no statutory criteria or qualifications for directors.  No criteria or qualifications have been prescribed by the Board at this time.  The Nominating and Governance Committee does not have a charter or a formal policy with regard to the consideration of director candidates.  As such, there is no formal policy relative to diversity, although as noted below, it is one of many factors that the Nominating and Corporate Governance Committee has the discretion to factor into its decision making.  This discretion would extend to how the Committee might define diversity in a particular instance – whether in terms of background, viewpoint, experience, education, race, gender, national origin or other considerations.  The Committee acts under the guidance of the Corporate Governance Guidelines approved by the Board of Directors and posted on the Company’s website at www.rpc.net under the Governance section.  The Board believes that it should preserve maximum flexibility in order to select directors with sound judgment and other desirable qualities.  According to the Company’s Corporate Governance Guidelines, the Board of Directors will be responsible for selecting nominees for election to the Board of Directors.  The Board delegates the screening process to the Nominating and Governance Committee.  This Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current make-up of the Board.  This determination takes into account all factors which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board.  The Company’s Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires, with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: Secretary, RPC, Inc., 2170 Piedmont Road, NE, Atlanta, Georgia 30324, and received not less than ninety days prior to the anniversary of the prior year’s annual meeting and set forth, among other requirements specified in the Company’s Bylaws, the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other requirements related to the notice are contained in the Company’s Bylaws, and stockholders are advised to carefully review these requirements to ensure that nominations comply with the Bylaws.  The Committee will consider nominations from stockholders who satisfy these requirements. The Committee is responsible for screening the nominees that are selected by the Board of Directors for nomination to the Board and for service on committees of the Board.  To date, the Company has not received a recommendation for a director nominee from a stockholder.  All of the nominees for directors being voted upon, at the Annual Meeting to be held on April 28, 2015 are directors standing for re-election.

10

Board Leadership

The Company has had separate persons serving as its Chairman of the Board and Chief Executive Officer since 2003. Mr. Randall Rollins is our Chairman and chairs our Board meetings.  Mr. Richard Hubbell is our President and Chief Executive Officer.  We believe that it represents the appropriate structure for us at this time; the Chairman of the Board provides general oversight and strategic planning for the Company while the President focuses on optimizing operational efficiencies.

Risk Oversight by Board

Our Board’s oversight of risk has not been delegated to any Board Committee.  “Risk” is an extremely broad concept that extends to multiple functional areas and crosses multiple disciplines.  As such, risk may be addressed from time to time by the full Board or by one or more of our Committees.  Senior management is responsible for identifying and managing material risks that we face while insurable risks and litigation risks are handled primarily by the risk management department. Senior management provides the Board with a summary of insurance coverage annually and updates as deemed necessary.  Liquidity risk, credit risk and risks associated with our credit facilities and cash management are handled primarily by our finance department which regularly provides a financial report to both the Audit Committee and to the full Board.  Operational, business, regulatory and political risks are handled primarily by senior executive management which regularly provides various operational reports to, among others, the full Board or to the Executive Committee.

Director Independence and NYSE Requirements

Controlled Company Exemption

The Company is not required by law or NYSE listing requirements to have a Nominating or Compensation Committee composed of independent directors, nor to have a Board of Directors, the majority of which are independent.  Because the Company is a “controlled corporation,” as defined by NYSE Rule 303A.00, the Company is exempt from NYSE Rules 303A.01, 303A.04 and 303A.05 and does not undertake compliance with those provisions. The Company is a “controlled corporation” because a group that includes the Company’s Chairman of the Board, R. Randall Rollins, his brother Gary W. Rollins who is also a director and certain companies under their control, possesses in excess of fifty percent of the Company’s voting power.

The Company’s Audit Committee is composed of four “independent” directors as defined by the Company’s Corporate Governance Guidelines, the NYSE rules, the Securities Exchange Act of 1934, SEC regulations thereunder, and the Company’s Audit Committee Charter.  All of the members of the Compensation, Diversity and Nominating and Governance Committees are also independent directors.  The independent directors of the Company are Henry B. Tippie, James B. Williams, Bill J. Dismuke, and Larry L. Prince.

Independence Guidelines

Under NYSE listing standards, to be considered independent, a director must be determined to have no material relationship with the Company other than as a director.  The NYSE standards set forth a nonexclusive list of relationships which are conclusively deemed material.  The Company’s Independence Guidelines (Appendix A to the Company’s Corporate Governance Guidelines) are posted on the Company’s website at www.rpc.net under the Governance section.

Audit Committee Charter

Under the Company’s Audit Committee Charter, in accordance with NYSE listing requirements and the Securities Exchange Act of 1934, all members of the Audit Committee must be independent of management and the Company. A member of the Audit Committee is considered independent as long as he or she (i) does not accept any consulting, advisory, or compensatory fee from the Company, other than as a director or committee member; (ii) is not an affiliated person of the Company or its subsidiaries; and (iii) otherwise meets the independence requirements of the NYSE and the Company’s Corporate Governance Guidelines.

11

Nonmaterial Relationships

After reviewing all of the relationships between the members of the Audit Committee and the Company, the Board of Directors determined that none of the members of the Audit Committee had any relationships not included within the categorical standards set forth in the Independence Guidelines and disclosed above except as follows:

1.
Mr. Tippie was employed by Rollins from 1953 to 1970, and held several offices with that company during that time, including as Executive Vice President – Finance, Secretary, Treasurer and Chief Financial Officer.  Mr. Dismuke was employed by Rollins from 1979 to 1984 and held various offices within that company including Senior Vice President.  Messrs. Randall and Gary Rollins are directors and executive officers of Rollins and are part of a group that has voting control of Rollins.

2.	Mr. Tippie is Chairman of the Board of Directors of Dover Motorsports, Inc. and Dover Downs Gaming & Entertainment, Inc. Mr. Randall Rollins is also a director of these companies.

3.
Mr. Tippie is the trustee of the O. Wayne Rollins Foundation and of the Rollins Children’s Trust.  O. Wayne Rollins is the father of Gary and Randall Rollins.  The beneficiaries of the Rollins Children’s Trust include the immediate family members of Messrs. Randall and Gary Rollins.

4.
Each of Messrs. Dismuke, Prince, Tippie and Williams also serve on the Boards of Rollins and Marine Products, of which Messrs. Gary and Randall Rollins are directors, and voting control over which is held by a control group of which Messrs. Randall and Gary Rollins are a part. Mr. Randall Rollins is an executive officer of Marine Products.

As required by the Independence Guidelines, the Board of Directors unanimously concluded that the above-listed relationships would not affect the independent judgment of the independent directors, based on their experience, character and independent means, and therefore do not preclude an independence determination.  All of the members of the Audit Committee are also independent under the heightened standards required for Audit Committee members.

In accordance with the NYSE corporate governance listing standards, Mr. Henry B. Tippie was elected as the Presiding Director.  The Company’s non-management directors meet at regularly scheduled executive sessions without management.  Mr. Tippie presides during these executive sessions.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to promote better understanding of our policies and procedures.  At least annually, the Board reviews these guidelines.  As required by the rules of the New York Stock Exchange, our Corporate Governance Guidelines require that our non-management directors meet in at least two regularly scheduled executive sessions per year without management.

At the Company’s website at www.rpc.net, under the Governance section, you may access a copy of our Corporate Governance Guidelines, our Audit Committee Charter, our Code of Business Conduct and our Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy.

Code of Business Conduct

The Company has adopted a Code of Business Conduct applicable to all directors, officers and employees generally, as well as a Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy applicable to the principal executive officer, principal financial officer, and directors.  Both codes are available on the Company’s website at www.rpc.net under the Governance section.

12

Director Communications

The Company also has a process for interested parties, including stockholders, to send communications to the Board of Directors, Presiding Director, any of the Board Committees or the non-management directors as a group. Such communications should be addressed as follows:

Mr. Henry B. Tippie
c/o Internal Audit Department
RPC, Inc.
2801 Buford Highway NE, Suite 520
Atlanta, Georgia 30329

The above instructions for communications with the directors are also posted on our website at www.rpc.net under the Governance section.  All communications received from interested parties are forwarded to the Board of Directors.  Any communication addressed solely to the Presiding Director or the non-management directors will be forwarded directly to the appropriate addressee(s).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the directors named above who serve on the Company’s Compensation Committee are or have ever been an employee of the Company.  There are no Compensation Committee interlocks requiring disclosure.

DIRECTOR COMPENSATION

The following table sets forth compensation to the Company’s directors for services rendered as a director for 2014.  Three of the directors, Messrs. R. Randall Rollins, Richard A. Hubbell and Ms. Linda H. Graham are employees of the Company.  Their compensation is set forth in the Summary Compensation Table under Executive Compensation.  The directors listed below have never been employed by the Company or paid a salary or bonus by the Company, have never been granted any options or other stock-based awards, and do not participate in any Company sponsored retirement plans, with the exception of Mr. James A. Lane, Jr. who was an employee of the Company until the spin-off of Marine Products in 2001.

	Fees Earned or	Stock	Option
	Paid in Cash	Awards (1)	Awards (1)	Total
Name	($)	($)	($)	($)
Henry B. Tippie	110,000	—	—	110,000
James B. Williams	58,000	—	—	58,000
Bill J. Dismuke	51,000	—	—	51,000
Gary W. Rollins	38,500	—	—	38,500
James A. Lane, Jr.	38,500	—	—	38,500
Larry L. Prince	58,000	—	—	58,000

(1)	Directors are eligible for grants of stock awards under the Company’s Stock Incentive Plan (“SIP”). No stock awards have been granted to the non-management directors under the SIP.

Directors that are our employees do not receive additional compensation for services rendered as a director.

Under current compensation arrangements effective since January 1, 2015, non-management directors each receive an annual retainer fee of $40,000. In addition, the Chairman of the Audit Committee receives an annual retainer of $20,000, the Chairman of the Compensation Committee receives an annual retainer of $10,000, and the Chairman of each of the Nominating and Governance Committee and Diversity Committee receives an annual retainer of $6,000.  A director that chairs more than one committee receives a retainer with respect to each committee he chairs.  All of the retainers are paid on a quarterly basis. Per meeting fees for non-management directors are as follows:

13

●	For meetings of the Board of Directors, $2,500.

●	For meetings of the Compensation Committee, $2,000.

●	For meetings of the Diversity Committee and Nominating and Governance Committee, $1,500.

●	For meetings of the Audit Committee either in person or over the telephone, $2,500.

●	In addition, the Chairman of the Audit Committee receives an additional $2,500 for preparing to conduct each quarterly Board and Board Committee meetings.

All non-management directors are also entitled to reimbursement of expenses for all services as a director, including committee participation or special assignments.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate future filings, including the Proxy Statement, in whole or in part, the Report of the Audit Committee shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s internal controls, assessing the effectiveness of these controls and the financial reporting process.  The Company’s independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon.  The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.  It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management.

In fulfilling its oversight responsibilities with respect to the year ended December 31, 2014, the Audit Committee:

●	Approved the terms of engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2014;

●
Reviewed with management the interim financial information included in the Forms 10-Q prior to their being filed with the SEC.  In addition, the Committee reviewed all earnings releases with management and the Company’s independent registered public accounting firm prior to their release;

●
Reviewed and discussed with the Company’s management and the independent registered public accounting firm the audited consolidated financial statements of the Company as of December 31, 2014 and 2013 and for the three years ended December 31, 2014;

●
Reviewed and discussed with the Company’s management and the independent registered public accounting firm, management’s assessment that the Company maintained effective control over financial reporting as of December 31, 2014;

●
Discussed with the independent registered public accounting firm matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board; and

●
Received from the independent registered public accounting firm the written disclosures and the letter in accordance with the requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Committee concerning independence, and discussed with such firm its independence from the Company.

14

Based upon the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and subsidiaries as of December 31, 2014 and 2013 and for the three years ended December 31, 2014 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and for filing with the Securities and Exchange Commission.

In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Submitted by the Audit Committee of the Board of Directors.

Henry B. Tippie, Chairman
James B. Williams
Bill J. Dismuke
Larry L. Prince

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee

During the fiscal year ended December 31, 2014, the members of our Compensation Committee held primary responsibility for determining executive compensation levels.  The Committee is composed of three of our non-management directors who do not participate in the Company’s compensation plans.  The Committee determines the compensation and administers the performance-based incentive cash compensation plan for our executive officers.  In addition, the Committee also administers our Stock Incentive Plans for all the employees.

The members of our Compensation Committee have extensive and varied experience with various public and private corporations - as investors and stockholders, as senior executives, and as directors charged with the oversight of management and the setting of executive compensation levels.  Henry B. Tippie, the Chairman of the Compensation Committee, has served on the board of directors of twelve different publicly traded companies and has been involved in setting executive compensation levels at all of these companies.  Messrs. James B. Williams and Larry L. Prince have served on the board of directors of several different publicly traded companies and have similarly been involved in setting executive compensation levels at many of these companies.

The Compensation Committee has authority to engage attorneys, accountants and consultants, including executive compensation consultants, to solicit input from management concerning compensation matters, and to delegate any of its responsibilities to one or more directors or members of management where it deems such delegation appropriate and permitted under applicable law.  The Committee has not used the services of any compensation consultants in determining or recommending the amount or form of executive compensation.

The Compensation Committee believes that determinations relative to executive compensation levels are best left to the discretion of the Committee.  In addition to the extensive experience and expertise of the Committee’s members and their familiarity with the Company’s performance and the performance of our executive officers, the Committee is able to draw on the experience of other Directors and on various legal and accounting executives employed by the Company, and the Committee has access to readily available public information relative to structuring executive compensation programs and setting appropriate compensation levels.  The Committee also believes that the structure of our executive compensation programs should not become overly complicated or difficult to understand.  The Committee solicits input from our Chairman with respect to the performance of our executive officers and their compensation levels.

15

The Role of Shareholder Say-on-Pay Votes

The Company provides its shareholders with the opportunity to cast an advisory vote on executive compensation (a “say-on-pay proposal”) once every three years. At the Company’s Annual Meeting of Stockholders held in April 2014, a substantial majority of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms shareholders’ support of the Company’s approach to executive compensation.  The shareholders voted to hold a say-on-pay advisory vote on executive compensation every three years, and the Board resolved to accept the shareholders’ recommendation. As a result, the advisory vote on executive compensation will be held again at the 2017 Annual Meeting of Stockholders.  The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for its executive officers.

General Compensation Objectives and Guidelines

The Company is engaged in a highly competitive industry.  The success of the Company depends on its ability to attract and retain highly qualified and motivated executives.  In order to accomplish this objective, the Company structures the executive compensation in a fashion that takes into account the Company’s overall performance and the individual performance of the executive.

The Compensation Committee endorses the philosophy that executive compensation should reflect Company performance and the contribution of executive officers to that performance.  The Company’s compensation policy is designed to achieve three fundamental objectives: (i) attract and retain qualified executives, (ii) motivate performance to achieve Company objectives, and (iii) align the interests of our executives with the long-term interests of the Company’s stockholders.  The Committee recognizes that there are many intangibles involved in evaluating performance and in motivating performance, and that determining an appropriate compensation level is a highly subjective endeavor.  The analysis of the Committee is not based upon a structured formula and the objectives referred to above are not weighted in any formal manner.

The Company’s executive officers are also executive officers of Marine Products and receive compensation directly from Marine Products.  The members of the Company’s Compensation Committee also constitute the Compensation Committee of Marine Products.  In determining the compensation for the executive officers at the Company, the Committee considers these dual responsibilities and sources of compensation.  The Company sets compensation of its executives at such levels so that the aggregate compensation received from both Marine Products and the Company is reasonable in light of their respective responsibilities and the performance of both companies, and so that the compensation from the Company for services solely to the Company is reasonable.  A discussion of the Company’s executive officers’ compensation at Marine Products is contained in its annual Proxy Statement filed with the SEC. During the year, none of the executive officers made recommendations or otherwise contributed input on their own compensation.  However, the Compensation Committee may from time to time solicit input from the Chairman when reviewing executive compensation.

Pursuant to the Company’s compensation philosophy, the total annual compensation of its executive officers is primarily comprised of base salary, performance-based incentive cash compensation and stock-based incentive compensation.  In addition, the Company provides retirement compensation plans, group welfare benefits and certain perquisites.

We believe a competitive base salary is important to attract, retain and motivate top executives.  We believe a performance-based incentive cash compensation plan is valuable in recognizing and rewarding individual achievement.  Finally, we believe stock-based incentives make executives “think like owners” and, therefore, align their interests with those of our stockholders.

The Company does not have any formal stock ownership requirements for its executive officers but notes that its current directors and executive officers are stockholders of the Company, as is disclosed elsewhere in this Proxy Statement.  The Company is mindful of the stock ownership of our directors and executive officers but does not believe that it is appropriate to provide a mechanism or formula to take stock ownership (or gains from prior option or stock awards) into account when setting compensation levels. The Company provides in its insider trading policies that directors and executive officers may not sell Company securities short and may not sell puts, calls or other derivative securities tied to our Common Stock.

16

The Company does not have a formal policy relative to the adjustment or recovery of incentives or awards in the event that the performance measures upon which incentives or awards were based are later restated or otherwise adjusted in a manner that would have reduced the size of an incentive or award.  However, as all incentives and awards remain within the discretion of the Compensation Committee, the Committee retains the ability to take any such restatements or adjustments into account in subsequent years.  In addition, the Sarbanes-Oxley Act requires in the case of accounting restatements that result from material non-compliance with SEC financial reporting requirements, that Chief Executive Officers and Chief Financial Officers must disgorge bonuses and other incentive-based compensation and profits on stock sales, if the non-compliance results from misconduct.

Base Salary

The salary of each executive officer is determined by the Compensation Committee.  In making its determinations, the Committee gives consideration to the recent financial performance of the Company, the magnitude of responsibilities, the scope of the position, individual performance and compensation paid by Marine Products.  The Committee solicits input from our Chairman with respect to the performance of our executive officers and their compensation levels.  There was no change to the base salaries of the Company’s executive officers in 2014 or 2015 through the date of this proxy statement.

Performance-Based Incentive Cash Compensation

The Company implemented the Performance-Based Incentive Cash Compensation Plan (the “Management Incentive Plan”) for the executive officers in 2006.  Under the Management Incentive Plan, the Compensation Committee establishes performance goals annually within ninety days after the commencement of the performance period to which such goals relate.  Performance goals for each participant may be based on corporate, business unit/function or individual performance, or a combination of one or more such measures.

In connection with the annual establishment of performance goals, the Compensation Committee sets a target award for each participant in the Management Incentive Plan for the applicable year, which is expressed as a percentage of the participant’s base compensation (the “Target Award”) in effect on the last day of the final pay period of that year.  If the participant’s performance goals are based upon a combination of performance measures, the Compensation Committee will weigh the importance of each performance measure by assigning a percentage (the “Weighted Percentage”) to those performance measures. The participant’s cash award amount will also depend in part upon the level of achievement that the participant attained with respect to each such performance measure utilizing the formula set out in the Management Incentive Plan. This formula provides for a performance value (“Performance Value”) which ranges from:

●    threshold performance level (with a Performance Value of 25 percent of the Target Award),

●    target performance level (with a Performance Value up to 100 percent of the Target Award), to

●    superior performance level (with a Performance Value up to 200 percent of the Target Award).

Subject to the limitations set forth below, a participant’s cash award amount for each year under the Management Incentive Plan equals the product of the Target Award multiplied by the Weighted Percentage assigned to each performance measure used for a participant, multiplied by the Performance Value attained for each performance measure, multiplied by base compensation. The Committee will determine the maximum cash award as a percentage of participants’ base compensation for each applicable year.

For 2014, the Compensation Committee established the target incentive award under the Management Incentive Plan for the Chief Executive Officer and for the other members of executive management at the amounts shown in the table below.  The target awards that could be earned under the Management Incentive Plan for 2014 were the same as for the prior year.

17

Target Award as a
Executive Officer	percentage of base salary
Richard A. Hubbell
President and Chief Executive Officer	100%
Ben M. Palmer
Vice President, Chief Financial Officer and Treasurer	100%
R. Randall Rollins
Chairman of the Board	100%
Linda H. Graham
Vice President and Secretary	40%

The maximum bonus award for each participant under the Plan for 2014 and prior years was established at 150 percent of such participant’s base salary. The performance criteria applicable to the participants under the Management Incentive Plan for 2014 were determined based solely on corporate performance.  The Compensation Committee established corporate performance goals for 2014 under the Management Incentive Plan based on cash flow return on invested capital. Return on invested capital (“ROIC”) is a widely used financial performance measure that typically correlates with long term change in stockholder value. The Company has used ROIC as the sole performance goal under the Management Incentive Plan for several years. ROIC is computed as the ratio of earnings before interest, taxes, depreciation and amortization (EBITDA) to invested capital. Invested capital is generally equal to the aggregate of stockholders’ equity, accumulated depreciation and long-term liabilities. For 2014, the target performance goal established by the Company is in excess of the comparable historical average ROIC of our peers, is in excess of the Company’s weighted average cost of capital, and is an amount which the Company believes represents outstanding financial performance. Under the Management Incentive Plan, the Company must achieve at least 80 percent of the target performance goal for executive officers to be eligible for any bonus award.  Bonus awards under the Management Incentive Plan are determined on a sliding scale between the threshold performance level and a superior performance level, which corresponds to 175 percent of the target performance goal.  To be eligible for the bonus award under the Management Incentive Plan, the ROIC must be in excess of 16 percent up to a maximum of 35 percent. The Company has consistently followed the same method to compute ROIC, and the Compensation Committee has not exercised discretion to waive the performance goals based on difficult industry conditions or other factors.

The Company operates in a cyclical business where financial performance is influenced by, among other things, changes in oil and natural gas prices.  The Company generated ROIC that resulted in 141 percent of the target award in 2014, 120 percent of the target award in 2013 and 192 percent of the target award in 2012. The level of performance achieved improved in 2014 after trending downward in 2013 following a strong performance in 2012 consistent with the cyclical nature of industry performance and the performance of our peers. Based upon current trends and expectations for the oilfield industry, the operating environment in 2015 will be very challenging.

For 2014, the executive officers earned awards that were higher than target but lower than the superior performance level which qualified the officers to receive bonus awards up to 120 percent of the target incentive award.  Performance-based cash compensation earned under the Management Incentive Plan for 2014 was as follows:

Mr. Richard A. Hubbell: $1,269,000; Mr. Ben M. Palmer: $528,750; Mr. R. Randall Rollins: $1,128,000 and Ms. Linda H. Graham: $141,000.  For 2015, the target awards, performance goal and maximum awards were established at the same levels as 2014.

18

Stock Based Incentive Plans

Our Stock Incentive Plan allows for a wide variety of stock based awards such as stock options and restricted stock. We last issued stock options in fiscal year ended 2003 and have no current plans to issue additional stock options.  We have never issued any stock appreciation rights.  Partially in response to changes relative to the manner in which stock options are accounted for under generally accepted accounting principles, we have modified the structure and composition of the long-term equity based component of our executive compensation.  In recent years, we have awarded time-based restricted stock in lieu of granting stock options.  The terms and conditions of these awards are described in more detail below.

Awards under the Company’s Stock Incentive Plan are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year.  For the past three years, we have granted time-based restricted stock to various employees, including our executive officers, in early January during our regularly scheduled meetings of the Compensation Committee during which the Committee reviews executive compensation. Consistent with this practice, we granted restricted stock awards to our executive officers in January 2015, 2014 and 2013 as follows:

Name	2015	2014	2013
Richard A. Hubbell	75,000	56,250	75,000
Ben M. Palmer	45,000	33,750	45,000
R. Randall Rollins	75,000	56,250	75,000
Linda H. Graham	25,000	18,750	25,000

The amount of the aggregate stock based awards to our executive officers in any given year is influenced by the Company’s overall performance.  The amount of each grant to our executive officers is influenced in part by the Committee’s subjective assessment of each individual’s respective contributions to achievement of the Company’s long-term goals and objectives. In evaluating individual performance for these purposes, the Committee considers the overall contributions of executive management as a group and the Committee’s subjective assessment of each individual’s relative contribution to that performance rather than specific aspects of each individual’s performance over a short-term period. We expect to continue yearly grants of restricted stock awards although we reserve the right to modify or discontinue this or any of our other compensation practices at any time.

All of our restricted stock awards granted since 2004 have had the same features.  The shares vest one-fifth per year beginning on the second anniversary of the grant date.  Restricted shares have full voting and dividend rights.  However, until the shares vest, they cannot be sold, transferred or pledged.  Should the executive leave our employment for any reason prior to the vesting dates (other than due to disability or retirement on or after age 65), the unvested shares will be forfeited.   In the event of death or “change in control” as determined by the Board of Directors, all unvested restricted shares shall vest immediately.

Grants are made under our 2014 Stock Incentive Plan and the plan is administered pursuant to Rule 16b-3 of the Securities Exchange Act of 1934.

Employment Agreements

There are no agreements or understandings between the Company and any executive officer which guarantee continued employment or guarantee any level of compensation, including incentive or bonus payments, to the executive officer.

19

Retirement Plans

The Company maintains a defined benefit pension plan (called the Retirement Income Plan) for all our eligible employees, a non-qualified supplemental retirement plan for our executives and certain other highly compensated employees and a 401(k) Plan for the benefit of all regular full time employees. In 2002, the Company’s Board of Directors approved a resolution to cease all future benefit accruals under the Retirement Income Plan effective March 31, 2002.  During 2002, the Company began permitting selected highly compensated employees to defer a portion of their compensation into the Company’s non-qualified Supplemental Retirement Plan (“SRP”).  The SRP is described in more detail under the caption “Nonqualified Deferred Compensation” below.

Other Compensation

Other compensation to our executives includes typical employee benefits such as group medical, dental and vision coverage and group life insurance.  The Company provides an automobile (or an automobile allowance) to Messrs. Richard A. Hubbell and Ben M. Palmer.

The following Compensation Committee Report shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the above “Compensation Discussion and Analysis” with management.

Based upon this review and discussion, we have recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors.

Henry B. Tippie, Chairman
James B. Williams
Larry L. Prince

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company has completed a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company by all directors, officers and greater than 10 percent stockholders subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended.  In addition, the Company has a written representation from all directors, officers and greater than 10 percent stockholders from whom no Form 5 was received indicating that no Form 5 filing was required. Based solely on this review, the Company believes that filing requirements of such persons under Section 16 for the fiscal year ended December 31, 2014 have been satisfied with the exception of Mr. Larry L. Prince who had one late Section 16(a) filing.  The Form 4 reflecting open market purchase of 10,500 shares was filed late on November 12, 2014.

20

EXECUTIVE COMPENSATION

Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar years ended December 31, 2014, 2013 and 2012 of those persons who were at December 31, 2014:

●   our Principal Executive Officer and Principal Financial Officer; and

●   our two other executive officers:

SUMMARY COMPENSATION TABLE

					Change in
					Pension
					Value and
				Non-Equity	Nonqualified
				Incentive	Deferred
			Stock	Plan	Compensation	All Other
		Salary	Awards	Compensation	Earnings	Compensation
Name and Principal Position	Year	($)	($) (1)	($) (2)	($) (3)	($) (4)	Total ($)
Richard A. Hubbell	2014	900,000	1,059,750	1,269,000	61,096	14,000	3,303,846
President and	2013	900,000	1,026,000	1,080,000	—	16,830	3,022,830
Chief Executive Officer	2012	900,000	876,750	1,350,000	18,439	13,890	3,159,079

Ben M. Palmer	2014	375,000	635,850	528,750	24,466	21,050	1,585,116
Vice President,	2013	375,000	615,600	450,000	—	19,800	1,460,400
Chief Financial Officer and	2012	375,000	526,050	562,500	14,224	20,620	1,498,394
Treasurer

R. Randall Rollins	2014	800,000	1,059,750	1,128,000	300,265	—	3,288,015
Chairman of the Board	2013	800,000	1,026,000	960,000	—	—	2,786,000
	2012	800,000	876,750	1,200,000	24,168	—	2,900,918

Linda H. Graham	2014	250,000	353,250	140,000	9,181	7,290	759,721
Vice President and Secretary	2013	250,000	342,000	120,000	—	6,360	718,360
	2012	250,000	263,025	192,000	8,763	6,840	720,628

(1)	Represents the fair value of the award at the date of grant computed in accordance with ASC Topic 718. Please refer to Note 10 to our Financial Statements contained in our Form 10-K for the period ended December 31, 2014 for a discussion of assumptions used in this computation. For this computation, we do not include an assumption for estimated forfeitures.

(2)	Bonuses under the Management Incentive Plan are accrued in the fiscal year earned and paid in the following fiscal year.

(3)	Change represents impact of change in discount rate only as no additional benefits are being accrued.

(4)	All other compensation for 2014 includes the following items for:

Mr. Richard A. Hubbell:	Insurance on automobile provided by the Company, cost of dining club dues, cost of gasoline for personal automobile, and 401(k) Plan Company match of $7,800.

Mr. Ben M. Palmer:	Automobile allowance, cost of gasoline for personal automobile and 401(k) Plan Company match of $7,800.

Ms. Linda H. Graham:	401(k) Plan Company match of $7,290.

21

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts			All Other	Grant Date
		Under Non-Equity			Stock Awards:	Fair Value
		Incentive Plan Awards (1)			Number of Shares	of Stock and
	Grant	Threshold	Target	Maximum	of Stock or Units	Option Awards
Name	Date	($)	($)	($)	(#)	($)(2)
Mr. Richard A. Hubbell	1/28/14	225,000	900,000	1,350,000
	1/28/14				56,250	1,059,750

Mr. Ben M. Palmer	1/28/14	93,750	375,000	562,500
	1/28/14				33,750	635,850

Mr. R. Randall Rollins	1/28/14	200,000	800,000	1,200,000
	1/28/14				56,250	1,059,750

Ms. Linda H. Graham	1/28/14	25,000	100,000	200,000
	1/28/14				18,750	353,250

(1)	These amounts illustrate the potential bonus awards under the Management Incentive Plan for 2014. See Summary Compensation Table on page 21 for actual amounts awarded in 2014.

(2)	These amounts represent aggregate grant date fair value for grants of restricted shares of Common Stock awarded in fiscal year 2014 under the Stock Incentive Plan computed in accordance with ASC Topic 718. Please refer to Note 10 to our Financial Statements contained in our Form 10-K for the period ended December 31, 2014 for a discussion of assumptions used in this computation. For this computation, we do not include an assumption for estimated forfeitures. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

The table above reflects grants of restricted shares of Company Common Stock under the Stock Incentive Plan awarded in fiscal year 2014.  All grants of restricted shares of Common Stock vest one-fifth per year beginning on the second anniversary of the grant date.  Restricted shares have full voting and dividend rights.  However, until the shares vest, they cannot be sold, transferred or pledged.  Should the executive leave our employment for any reason prior to the vesting dates (other than due to death, disability, change in control or retirement on or after age 65), the unvested shares will be forfeited.  We have not issued any stock options since 2003 and have no immediate plans to issue additional stock options.

The Company’s employment contracts with its Chief Executive Officer and the Company’s other executive officers are oral, at will arrangements. All of the executive officers are eligible for annual cash bonuses which are awarded under the Management Incentive Plan. The Compensation Committee’s decisions are based upon broad performance objectives under that plan. The executive officers are eligible to receive shares of Company Common Stock subject to options and restricted shares of Company Common Stock under the Company’s Stock Incentive Plans, in such amounts and with such terms and conditions as determined by the Compensation Committee at the time of grant. All of the executive officers are eligible to participate in the Company’s SRP. The executive officers are eligible to participate in the Company’s regular employee benefit programs, including the 401(k) Plan with Company match, group life insurance, group medical and dental coverage, vision and other group benefit plans. All of the executive officers are eligible for the Retirement Income Plan although benefit accruals were frozen in 2002. For more information on these plans, see “Compensation Discussion and Analysis” on page 15, and “Benefit Plans” on page 24.

22

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The Company does not have any outstanding option awards made in prior years to the executives named in our Summary Compensation Table. The table below sets forth the total number of restricted shares of Common Stock that were granted in prior years to the executives named in our Summary Compensation Table but which have not yet vested, together with the market value of these unvested shares based on the $13.04 closing price of our Common Stock on December 31, 2014.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

Richard A. Hubbell	––	––	––	––	272,250	(1)	3,550,140
Ben M. Palmer	––	––	––	––	165,150	(1)	2,153,560
R. Randall Rollins	––	––	––	––	272,250	(1)	3,550,140
Linda H. Graham	––	––	––	––	86,950	(1)	1,133,830

(1)
The Company has granted employees time lapse restricted shares that vest one-fifth per year beginning on the second anniversary of the grant date. Shares of restricted stock granted to the executive officers that have not vested as of December 31, 2014 are summarized in the table that follows:

Name	Number of shares	Grant date	Date fully vested

Richard A. Hubbell	13,500	1/27/2009	1/27/2015
	22,500	1/26/2010	1/26/2016
	45,000	1/25/2011	1/25/2017
	60,000	1/24/2012	1/24/2018
	75,000	1/22/2013	1/22/2019
	56,250	1/28/2014	1/28/2020

Ben M. Palmer	9,000	1/27/2009	1/27/2015
	14,400	1/26/2010	1/26/2016
	27,000	1/25/2011	1/25/2017
	36,000	1/24/2012	1/24/2018
	45,000	1/22/2013	1/22/2019
	33,750	1/28/2014	1/28/2020

R. Randall Rollins	13,500	1/27/2009	1/27/2015
	22,500	1/26/2010	1/26/2016
	45,000	1/25/2011	1/25/2017
	60,000	1/24/2012	1/24/2018
	75,000	1/22/2013	1/22/2019
	56,250	1/28/2014	1/28/2020

Linda H. Graham	4,500	1/27/2009	1/27/2015
	7,200	1/26/2010	1/26/2016
	13,500	1/25/2011	1/25/2017
	18,000	1/24/2012	1/24/2018
	25,000	1/22/2013	1/22/2019
	18,750	1/28/2014	1/28/2020

23

OPTION EXERCISES AND STOCK VESTED

The following table sets forth:

●	the number of shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the exercise of stock options during the fiscal year ended December 31, 2014;

●
the aggregate dollar amount realized on the exercise date for such options computed by multiplying the number of shares acquired by the difference between the market value of the shares on the exercise date and the exercise price of the options;

●	the number of restricted shares of Common Stock acquired by the executives named in the Summary Compensation Table upon the vesting of shares during the fiscal year ended December 31, 2014; and

●	the aggregate dollar amount realized on the vesting date for such restricted stock computed by multiplying the number of shares which vested by the market value of the shares on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard A. Hubbell	—	—	63,750	1,188,610
Ben M. Palmer	—	—	38,700	720,940
R. Randall Rollins	—	—	63,750	1,188,610
Linda H. Graham	—	—	19,350	360,470

BENEFIT PLANS

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Retirement Income Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Information regarding the Retirement Income Plan can be found in Note 10 to our Financial Statements contained in our Form 10-K for the period ended December 31, 2014.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Richard A. Hubbell	Retirement Income Plan	15	500,386	42,314
Mr. Ben M. Palmer	Retirement Income Plan	4	83,734	—
Mr. R. Randall Rollins	Retirement Income Plan	30	2,518,571	261,571
Ms. Linda H. Graham	Retirement Income Plan	15	423,279	48,705

The Company’s Retirement Income Plan, a trusteed defined benefit pension plan, provides monthly benefits upon retirement at age 65 to eligible employees. In 2002, the Company’s Board of Directors approved a resolution to cease all future benefit accruals under the Retirement Income Plan effective March 31, 2002. Retirement Income Plan benefits are based on the average of the employee’s compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years (“final average compensation”) immediately preceding March 31, 2002. The benefits are computed as the product of 1.5 percent of final average compensation multiplied by years of credited service (up to 30 years) reduced by an adjustment for benefits drawn from social security. Adjustments have been made for age and IRS mandated compensation limitations. The final average compensation for Mr. Hubbell is $205,890, Mr. Palmer is $179,900 and Ms. Graham is $127,325.

24

The annual benefit payable at the later of retirement or age 65 for the named executive officers is $261,600 for Mr. Rollins, $42,400 for Mr. Hubbell, $48,800 for Ms. Graham and $9,400 for Mr. Palmer. The Plan also provides reduced early retirement benefits at age 55 or older with 15 or more years of service. Ms. Graham and Mr. Hubbell are voluntarily receiving distributions from the plan even though they have not retired from the Company. In addition, as an owner with stock ownership in excess of five percent of the Company’s voting securities, Mr. Rollins is required to receive mandatory distributions currently, even though he has not retired from the Company. The amount of distributions received during 2014 has been disclosed in the table above and is not subject to change after retirement.

401(k) Plan

Effective July 1, 1984, the Company adopted a qualified retirement plan designed to meet the requirements of Section 401(k) of the Code. The Company makes matching contributions of fifty cents ($0.50) for each dollar ($1.00) of a participant’s contribution to the 401(k) Plan that does not exceed six percent of his or her annual compensation. The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the vested balance in the participant’s account on the date the distribution is processed. Under the 401(k) Plan, the full amount of a participant’s vested accrued benefit is payable upon his termination of employment, retirement, total and permanent disability, or death. Also under the 401(k) Plan, a participant may withdraw his or her pre-tax contributions to the extent of certain specified instances of financial hardship and may withdraw any amount from his or her pre-tax contribution account for any reason after attaining age 59 1/2. In addition, a participant may withdraw any amount from his or her rollover account for any reason. Amounts contributed by the Company to the accounts of the named executive officers under this plan are reported in the “All Other Compensation” column of the Summary Compensation Table on page 21.

NONQUALIFIED DEFERRED COMPENSATION

The SRP has been established as a nonqualified plan that is designed to comply with the provisions of the American Jobs Creation Act of 2004 (including Section 409A of the Internal Revenue Code) for the cash contributions made to certain longer serviced employees in lieu of freezing of benefit accruals effective in 2002; the SRP also has a compensation deferral option for eligible employees. The contributions and deferrals to the SRP are invested in funds held in a rabbi trust.

Name	Executive Contributions in last FY ($) (1)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Richard A. Hubbell	—	—	16,244	—	320,217
Ben M. Palmer	66,000	—	23,395	—	466,828
R. Randall Rollins	—	—	—	—	—
Linda H. Graham	122,500	—	68,684	—	1,388,110

(1)
Includes the following amounts related to the base salary for 2014 which have been deferred by the executive officer pursuant to the SRP and which are included in the Summary Compensation Table: Mr. Ben M. Palmer: $30,000 and Ms. Linda H. Graham: $62,500. The remaining deferral amounts, if any, represent deferrals of bonus compensation that were paid in 2014.

The deferral option provides that participants may defer up to 50 percent of their base salary and up to 100 percent of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. All of the salary and bonus deferrals are fully vested. Accounts are credited with hypothetical earnings, and/or debited with hypothetical losses, based on the performance of certain “Measurement Funds.” Account values are calculated as if the funds from deferrals and contributions had been converted into shares or other ownership units of selected Measurement Funds by purchasing (or selling, where relevant) such shares or units at the current purchase price of the relevant Measurement Fund at the time of the participant’s selection. The benefits are unsecured general obligations of the Company to the participants, and these obligations rank in parity with the Company’s other unsecured and unsubordinated indebtedness. To the extent that the Company’s obligations under the SRP exceed assets available under the trust, the Company may be required to seek additional funding sources to fund its liability under the SRP.

25

Generally, the SRP provides for distributions of any deferred amounts upon the earliest to occur of a participant’s death, disability, retirement or other termination of employment (a “Termination Event”). However, for any deferrals of base salary and bonus compensation (but not Company contributions), participants are entitled to designate a distribution date which is prior to a Termination Event. The SRP allows a participant to elect to receive distributions in installments or lump-sum payments.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment. There are no other agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment except as described below. Additional payments or benefits to a terminating executive officer would be at the discretion of the Compensation Committee.

In accordance with the terms of the defined benefit plan, the executive officers are not entitled to additional benefits at death or disability. The amounts payable at retirement are disclosed in the “Benefit Plans” section on page 24. The executive officers can choose to receive the amounts accumulated in the SRP either as a lump-sum or in installments at retirement, death or disability. These amounts have been disclosed under the “Nonqualified Deferred Compensation” section on page 25. The table below reflects the incremental restricted shares that would become vested as of December 31, 2014 using the closing market price of $13.04 per share for our Common Stock, as of that date, in the case of retirement, disability, death or change in control.

	Stock Awards
Name	Number of shares underlying unvested stock (#)	Unrealized value of unvested stock ($)
Richard A. Hubbell
● Retirement	63,938	833,750
● Disability	97,875	1,276,290
● Death	272,250	3,550,140
● Change in control	272,250	3,550,140
Ben M. Palmer
● Retirement	—	—
● Disability	60,056	783,130
● Death	165,150	2,153,560
● Change in control	165,150	2,153,560
R. Randall Rollins
● Retirement	63,938	833,750
● Disability	97,875	1,276,290
● Death	272,250	3,550,140
● Change in control	272,250	3,550,140
Linda H. Graham
● Retirement	20,258	264,160
● Disability	31,115	405,740
● Death	86,950	1,133,830
● Change in control	86,950	1,133,830

26

Accrued Pay and Regular Retirement Benefits

The amounts shown in the table above do not include the following since they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

●         Accrued salary and vacation pay.

●         Distributions of plan balances under the 401(k) Plan.

Pension Benefit and Deferred Compensation

The Retirement Income Plan does not provide for lump sum payments for a participant including executive officers for instances other than retirement. The Retirement Income Plan is described at “Pension Benefits” above. Upon termination, the executive officers will receive a distribution of the balance in their SRP account. These amounts are disclosed under the “Nonqualified Deferred Compensation” section on page 25.

Severance. The Company does not have any severance arrangements for its executives.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Effective with the spin-off in 2001, the Company began providing certain administrative services to Marine Products. The service agreements between Marine Products and the Company provide for the provision of services on a cost reimbursement basis and may be terminated upon six months’ notice. The services covered by these agreements include administration of certain employee benefit programs and other administrative services. Charges from the Company (or from corporations which are subsidiaries of the Company) for such services aggregated approximately $663,000 in 2014.

During the year ended December 31, 2014, RPC and Marine Products entered into a joint venture creating a limited liability company called 255 RC, LLC, that is owned 50 percent each for the purchase and ownership of a corporate aircraft. 255 RC, LLC was funded with a contribution of approximately $2,554,000 each from RPC and Marine Products. The purchase of the aircraft was completed in January 2015 and each of RPC and Marine Products have entered into an operating lease agreement with 255 RC, LLC for a period of five years.

During 2014, a subsidiary of RPC conducted business with companies owned by LOR, Inc. Mr. R. Randall Rollins, Chairman, and Mr. Gary W. Rollins, Director, are officers, directors and controlling stockholders of LOR, Inc. In 2014, payments totaling approximately $1,092,000 were made to these LOR, Inc. companies primarily for the purchase of parts and repair services related to certain of RPC’s oilfield operating equipment. RPC believes the charges incurred are at least as favorable as the charges that would have been incurred for similar purchases from unaffiliated third parties.

RPC receives certain administrative services including an allocation for office space from Rollins. The service agreements between Rollins and the Company provide for the provision of services on a cost reimbursement basis and are terminable on six months’ notice. The services covered by these agreements include office space, administration of certain employee benefit programs, and other administrative services. Charges to the Company (or to corporations which are subsidiaries of the Company) for such services and rent aggregated approximately $84,000 in 2014.

A group that includes the Company’s Chairman of the Board, R. Randall Rollins, his brother Gary W. Rollins who is also a director, and certain companies under their control, possesses in excess of fifty percent of the Company’s voting power. Please refer to the discussion above under the heading, “Corporate Governance and Board of Directors Committees and Meetings, Director Independence and NYSE Requirements, Controlled Company Exemption.” The group discussed above also controls in excess of fifty percent of Marine Products’ voting power.

27

Our Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy provides that related party transactions, as defined in Regulation S-K, Item 404(a) must be reviewed, approved and/or ratified by our Nominating and Corporate Governance Committee. As set forth in our Code, our Nominating and Corporate Governance Committee has the responsibility to ensure that it only approves or ratifies related party transactions that are in compliance with applicable law, consistent with the Company’s corporate governance policies (including those relative to conflicts of interest and usurpation of corporate opportunities) and on terms that are deemed to be fair to the Company. The Committee has the authority to hire legal, accounting, financial or other advisors as it may deem necessary or desirable and/or to delegate responsibilities to executive officers of the Company in connection with discharging its duties. A copy of the Code is available on our website at www.rpc.net under the Governance section. All related party transactions for the fiscal year ended December 31, 2014 were reviewed, approved and/or ratified by the Nominating and Corporate Governance Committee in accordance with the Code.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Principal Auditor

Grant Thornton LLP (“Grant Thornton”) served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2014 and 2013.

The Audit Committee has appointed Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Grant Thornton has served as the Company’s independent auditors for many years and is considered by management to be well qualified. Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Aggregate fees billed by the Company’s independent registered public accounting firm are set forth below:

	2014	2013
Audit fees and quarterly reviews (1)	$994,070	$947,970
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—

(1)
Audit fees include fees for audit or review services in accordance with generally accepted auditing standards, such as statutory audits and services rendered for compliance with Section 404 of the Sarbanes-Oxley Act.

Pre-approval of Services

All of the services described above were pre-approved by the Company’s Audit Committee. The Audit Committee has determined that the payments made to its independent registered public accounting firm for these services are compatible with maintaining such auditors’ independence. A majority of the hours expended on the principal accountant’s engagement to audit the financial statements of the Company for the fiscal year ended December 31, 2014 was attributable to work performed by full-time, permanent employees of the principal accountant.

The Audit Committee is directly responsible for the appointment and termination, compensation, and oversight of the work of the independent registered public accounting firm, including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting. The Audit Committee is responsible for pre-approving all audit and non-audit services provided by the independent registered public accounting firm and ensuring that they are not engaged to perform the specific non-audit services proscribed by law or regulation. The Audit Committee has delegated pre-approval authority to its Chairman with the stipulation that his decision is to be presented to the full Committee at its next scheduled meeting. The Audit Committee has no other pre-approval policies.

28

STOCKHOLDER PROPOSALS

Appropriate proposals of stockholders intended to be presented at the Company’s 2016 Annual Meeting of the Stockholders must be received by the Company by November 21, 2015 in order to be included, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, in the proxy statement and form of proxy relating to that meeting. With regard to such stockholder proposals, if the date of the next annual meeting of stockholders is advanced or delayed more than 30 calendar days from April 28, 2016, the Company will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received. Stockholders desiring to present business at the 2016 Annual Meeting of Stockholders outside of the stockholder proposal rules of Rule 14a-8 of the Securities Exchange Act of 1934 and instead pursuant to Article Twenty-Seventh of the Company’s by-laws must prepare a written notice regarding such proposal addressed to Secretary, RPC, Inc., 2170 Piedmont Road, NE, Atlanta, Georgia 30324, and deliver to or mailed and received no later than January 29, 2016 and no earlier than December 20, 2015. Stockholders should consult the by-laws for other specific requirements related to such notice and proposed business.

With respect to stockholder nomination of directors, the Company’s by-laws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: Secretary, RPC, Inc., 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, and be received not less than 90 nor more than 130 days prior to the anniversary of the prior year’s annual meeting and set forth, among other requirements specified in the by-laws, the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other specific requirements related to such notice, including required disclosures concerning the stockholder intending to present the nomination, are set forth in the Company’s by-laws. Notices of nominations must be received by the Secretary of the Company no later than January 29, 2016 and no earlier than December 20, 2015, with respect to directors to be elected at the 2016 Annual Meeting of Stockholders.

EXPENSES OF SOLICITATION

The Company will bear the cost of soliciting proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to their beneficial stockholders of record. Solicitation of proxies will be made principally by mail. Proxies also may be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services. The Company has retained Georgeson Shareholder Communications, Inc. to conduct a broker search and to send proxies by mail for an estimated fee of approximately $75,000 including shipping expenses.

29

MISCELLANEOUS

The Company’s Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, without exhibits, is being mailed to stockholders with this Proxy Statement.

Upon the written request of any record or beneficial owner of the Company’s Common Stock whose proxy was solicited in connection with the 2015 Annual Meeting of Stockholders, the Company will furnish such owner, without charge, a copy of its Annual Report on Form 10-K, including the financial statements and the financial statement schedules (but without exhibits), for its fiscal year ended December 31, 2014. Requests for a copy of such Annual Report on Form 10-K should be addressed to Ms. Linda H. Graham, Secretary, at RPC, Inc., 2170 Piedmont Road NE, Atlanta, Georgia 30324.

Management knows of no business other than the matters set forth herein which will be presented at the Annual Meeting. In as much as matters not known at this time may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting; and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Linda H. Graham

Linda H. Graham, Secretary
Atlanta, Georgia
March 20, 2015

30

ANNUAL MEETING OF STOCKHOLDERS OF

RPC, INC.

Tuesday, April 28, 2015, 12:30 P.M.

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.	COMPANY NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

ACCOUNT NUMBER

CONTROL NUMBER

SHARES

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Proxy Statement and 2014 Annual Report http://www.astproxyportal.com/ast/26231/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330300000000000000 3	042815

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED ON PROPOSAL 1, “FOR” PROPOSAL 2, AND “AGAINST” PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect the three Class II nominees identified in the attached proxy statement to the Board of Directors;					FOR	AGAINST	ABSTAIN
				2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O	GARY W. ROLLINS
		O	RICHARD A. HUBBELL
☐	WITHHOLD AUTHORITY	O	LARRY L. PRINCE			FOR	AGAINST	ABSTAIN
	FOR ALL NOMINEES			3.	To vote on the stockholder proposal requesting that the Company issue a sustainability report, if properly presented at the meeting; and	☐	☐	☐
☐	FOR ALL EXCEPT
(See instructions below)
				4.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE INDICATED WILL BE VOTED “FOR” THE ABOVE-NAMED NOMINEES FOR DIRECTOR, “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND “AGAINST” THE STOCKHOLDER PROPOSAL REQUESTING THAT THE COMPANY ISSUE A SUSTAINABILITY REPORT. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.
NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐

RPC, INC.

Proxy for Annual Meeting of Stockholders on Tuesday, April 28, 2015

Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints GARY W. ROLLINS and R. RANDALL ROLLINS, and each of them, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 28, 2015, at 12:30 P.M. at 2170 Piedmont Road, NE, Atlanta, Georgia 30324, or any adjournment of the meeting.

The undersigned acknowledges receipt of Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 20, 2015, grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting and hereby ratifies and confirms all that said proxies or their substitutes may lawfully do in the undersigned’s name, place, and stead. The undersigned instructs said proxies, or either of them, to vote as stated on the reverse side.

(Continued and to be signed on the reverse side.)

1.1	14475

ANNUAL MEETING OF STOCKHOLDERS OF

RPC, INC.

Tuesday, April 28, 2015, 12:30 P.M.

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Proxy Statement and 2014 Annual Report
http://www.astproxyportal.com/ast/26231/

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

20330300000000000000 3	042815

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED ON PROPOSAL 1, “FOR” PROPOSAL 2, AND “AGAINST” PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect the three Class II nominees identified in the attached proxy statement to the Board of Directors;					FOR	AGAINST	ABSTAIN
				2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;	☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	O	GARY W. ROLLINS			FOR	AGAINST	ABSTAIN
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O O	RICHARD A. HUBBELL LARRY L. PRINCE	3.	To vote on the stockholder proposal requesting that the Company issue a sustainability report, if properly presented at the meeting; and	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)			4.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE INDICATED WILL BE VOTED “FOR” THE ABOVE-NAMED NOMINEES FOR DIRECTOR, “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND “AGAINST” THE STOCKHOLDER PROPOSAL REQUESTING THAT THE COMPANY ISSUE A SUSTAINABILITY REPORT. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

				NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.